                                                                    EXHIBIT 99.1

                               RAILAMERICA, INC.
                          5300 BROKEN SOUND BLVD. N.W.
                           BOCA RATON, FLORIDA 33487

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

                                  COMMON STOCK

    The undersigned holder of Common Stock of RailAmerica, Inc., a Delaware corporation (the "Company"), hereby appoints Gary O. Marino and Donald D. Redfearn, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held at The Embassy Suites Hotel, 661 Northwest 53rd Street, Boca Raton, Florida 33487, on February 1, 2000, at 10:00 A.M., EST, or at any adjournments or postponements thereof.


                               (see reverse side)



                          (continued from other side)


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL SET FORTH BELOW.

PROPOSAL 1.

     To approve the issuance of up to 7,781,811 shares of RailAmerica common stock in connection with the merger of Cotton Acquisition Corp., a wholly-owned subsidiary of RailAmerica, Inc., with and into RailTex, Inc.

     [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting, or at any adjournments or postponements thereof.


    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.


    The undersigned hereby acknowledges receipt of (i) the Notice of Special Meeting and (ii) the Joint Proxy Statement/Prospectus.

                                             Dated:
                                                   -----------------------------

                                             -----------------------------------
                                                         (Signature)

                                             -----------------------------------
                                                 (Signature if held jointly)

                                             IMPORTANT: Please sign exactly as
                                             your name appears hereon and mail
                                             it promptly even though you may
                                             plan to attend the meeting. When
                                             shares are held by joint tenants,
                                             both should sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as such. If a
                                             corporation, please sign in full
                                             corporate name by president or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.